UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to §240.14a-12

PennFed Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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[ ]	Fee paid previously with preliminary materials.
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Forward-Looking Statements

When used herein and in future filings by PennFed Financial Services, Inc. ("PennFed") with the U.S. Securities and Exchange Commission (the "SEC"), in PennFed's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "anticipate," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, the possibility that the pending merger of PennFed with New York Community Bancorp, Inc. ("NYCB") will occur later than currently anticipated or not at all, the possibility that the integration of the operations of Penn Federal Savings Bank with those of New York Community Bank following the merger may take longer than currently anticipated, the possibility that NYCB's plans with regard to the further expansion of its operations in New Jersey, with regard to Penn Federal Savings Bank branch offices following the merger and with regard to the residential and consumer lending operations of Penn Federal Savings Bank following the merger may change from the current plans reflected herein. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. PennFed does not undertake - and specifically declines any obligation - to publicly update any of these statements.

Additional Information

NYCB will file a registration statement containing a proxy statement/prospectus that will be sent to PennFed's stockholders, and other relevant documents concerning the proposed transaction, with the SEC. PennFed will file relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by New York Community Bancorp, Inc. will be available free of charge from the Investor Relations Department, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Documents filed with the SEC by PennFed will be available free of charge from the Corporate Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey 07052.

The directors, executive officers, and certain other members of management of PennFed may be soliciting proxies in favor of the transaction from the company's stockholders. For information about these directors, executive officers, and members of management, please refer to PennFed's proxy statement for its Annual Meeting of Stockholders held on October 26, 2006, which is available on its web site and on the SEC's web site, and at the address provided in the preceding paragraph.

Set forth below is the text of a speech read to PennFed employees by Joseph L. LaMonica, President and Chief Executive Officer of PennFed, on November 3, 2006, which will be distributed to PennFed employees via intracompany e-mail on or about November 22, 2006.

As you know, we announced last night that we had entered into a definitive agreement to effect a merger into New York Community Bank. As a public company our first responsibility is to our shareholders. In the current economic climate a decision was made that such a merger would be in the best interests of the shareholders of the bank's holding company, PennFed Financial Services, Inc., to maximize shareholder value. New York Community Bank's holding company is a $29 billion dollar institution based in Westbury, Long Island, that currently serves New Jersey through four branches of its Ironbound Bank Division in Essex and Union Counties and four branches of its First Savings Bank of New Jersey Division in Bayonne. Both of these banks became divisions of New York Community Bank as a result of an acquisition that took place more than five years ago.

The purpose of this meeting is to assist you as employees in understanding what is happening from your personal perspective. Penn Federal Savings Bank is and it always has been proud of its employees. The employees have made the bank what it is. Many of our employees have worked for Penn Federal Savings Bank for years and we appreciate their loyalty.

The board of directors of Penn Federal Savings Bank recently adopted a severance policy that takes effect upon any change in control such as the change in control contemplated by this merger. The severance policy provides that each person who has been employed by Penn Federal Savings Bank for at least one year who is terminated following the merger within one year by New York Community Bank will be entitled to receive as compensation one week's salary for each year's service with a minimum of two weeks and a maximum of twenty-six weeks. New York Community Bank has assured us that this severance policy will be honored.

More importantly, we have been advised in connection with our contract negotiations and discussions that New York Community Bank will take on each employee of Penn Federal Savings Bank at the merger. In other words, everyone who is a Penn Federal Savings Bank employee at the time of the merger will automatically become an employee of the new larger company, New York Community Bank. In addition, each employee will be entitled to the benefits provided to their counterpart New York Community Bank employees.

Although everyone will automatically become an employee of New York Community Bank when the acquisition is completed, there will be no guarantee that they will be continued in employment there. Those terminated within one year after the merger will receive the severance benefits previously mentioned. We anticipate the merger could take effect as early as the end of March 2007, and that the integration of operations will take about three months from the time the merger occurs.

We have received information with respect to specific areas of the bank. First of all, the branches are an expansion of New York Community Bank's franchise in New Jersey. There appears to be little or no overlap in branches so it does not appear that there would be any immediate plans for branch closings. We have been advised that New York Community Bank is looking to expand further in New Jersey and this expansion of the franchise may actually create more opportunities for branch personnel within a larger branch network than Penn Federal Savings Bank currently has.

Second, with regard to employees in the administrative offices we have been assured that New York Community Bank will look for continued participation within the new organization for those employees who posses necessary skills. The new organization is much larger than Penn Federal Savings Bank and obviously has many more employment opportunities. For employees who have the appropriate skills set that fits an open position, employment opportunities may be offered. Those employment opportunities may however involve relocation to the home office of New York Community Bank or perhaps to an office of its subsidiary banks. It is uncertain how much administrative work will be conducted in New Jersey following the merger although there may be some positions created here. Finally, New York Community Bank does not do direct 1-4 residential lending and thus the residential lending area and consumer loan area will be wound down following the merger. There will be work continuing through the merger and for some time after the merger in connection with these areas but long-term employment in those areas cannot be expected. Again, New York Community Bank has indicated that those employees in those areas will also be considered for other positions at the new bank as long as they have the appropriate skills and are willing to relocate.

In the next few weeks, representatives of New York Community Bank will be meeting with PennFed employees to review the integration of our operations, and such human resource matters as benefits. In the meantime, we will be available to answer questions as best we can as they arise.

We realize that this is an anxious moment for all of you but we believe honestly that every effort will be made to secure continued employment with the new larger organization for those with appropriate skills and willingness to relocate if necessary and that those who are not continued will receive a severance package to provide some degree of security during their transition to new employment.